Exhibit 10.28

FOUNDATION TECHNOLOGY WORLDWIDE LLC

2017 MANAGEMENT INCENTIVE PLAN

MANAGEMENT INCENTIVE UNIT AGREEMENT

THIS MANAGEMENT INCENTIVE UNIT AGREEMENT (this “Award Agreement”), dated [                 ] (the “Grant Date”), is made pursuant to the Foundation Technology Worldwide LLC 2017 Management Incentive Plan, as amended from time to time (the “Plan”), and is entered into by and between Foundation Technology Worldwide LLC, a Delaware limited liability company (the “Company”) and [                 ] (“Participant”) in connection with Participant’s performance of services for the Company. Capitalized terms used in this Award Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan.

THE PARTIES HERETO AGREE AS FOLLOWS:

1.    Award. Pursuant to the Plan, and on the terms and subject to the conditions set forth in this Award Agreement, the Company hereby grants to Participant, an Award of [                 ] Management Incentive Units as of the Grant Date (this “Award”) on the terms described herein. It is intended that this Award qualify as a “profits interest” for U.S. federal income tax purposes and this Award Agreement shall be interpreted accordingly. Notwithstanding anything to the contrary in any agreement, all parties hereto agree that any holder of a Management Incentive Units (including Participant) shall be treated as a partner in the Company for U.S. federal income tax purposes.

2.    Definitions. For purposes of this Award Agreement, the following terms shall have the following meanings:

[                                     ]

3.    Return Threshold. The Management Incentive Unit Return Threshold that applies to this Award is equal to such amount as reflects a Fair Market Value per Class A Unit outstanding as of the date hereof of $23.93, as determined in accordance with the LLC Agreement. For the avoidance of doubt, in applying the distribution provisions of Section 5 of the LLC Agreement, Participant will share in distributions with respect to each Management Incentive Unit subject to this Award only to the extent that the amounts distributable pursuant to Section 5 exceed such Management Incentive Unit Return Threshold.

4.    Vesting. [                                    ]

5.    Call Option. Upon the termination of Participant’s Employment for any reason, Section 13 of the LLC Agreement shall apply to all vested Management Incentive Units issued under this Award.

6.    Restrictive Covenants. Participant acknowledges and agrees that Participant will execute, no later than the date hereof, and shall be bound by, the Restrictive Covenant Agreement attached hereto as Schedule A. The provisions of Schedule A shall survive any termination, expiration, forfeiture, transfer or other disposition of this Award. In addition to any remedies that may be available to the Company or any of its Affiliates, the Administrator may cancel, rescind, terminate, withhold or otherwise limit or restrict this Award at any time if Participant is not in compliance with all material applicable provisions of this Award Agreement and the Plan, or if Participant breaches any provision of Schedule A or any other agreement with the Company or its Affiliates with respect to non-competition, non-solicitation, non-disclosure, confidentiality, no-hire, assignment of rights to intellectual property and/or non-disparagement.

7.    Representations, Warranties, Covenants, and Acknowledgments of Participant. Participant hereby represents, warrants, covenants, acknowledges and agrees that:

(a)    Investment. Participant is acquiring this Award for Participant’s own account, and not for the account of any other Person. Participant is acquiring this Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)    Relation to the Company. Participant is presently an Employee of the Company or one of its Subsidiaries, and in such capacity has become personally familiar with the business of the Company and/or its Subsidiaries.

(c)    Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company and its Affiliates.

(d)    Registration. Participant understands that the Management Incentive Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable securities law, and that, subject to the further restrictions in the LLC Agreement, the Management Incentive Units cannot be transferred by Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Management Incentive Units under the Securities Act or any applicable securities law. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act or any applicable securities law, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least one year from issuance of this Award and then not unless (a) a public trading market then exists in Management Incentive Units (or a successor security thereto); (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied.

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(e)    Public Trading. None of the Company’s equity securities are presently publicly-traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)    Tax Advice. The Company has made no warranties or representations to Participant with respect to the income tax consequences of the transactions contemplated by this Award Agreement, and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

(g)    One-Time Award. This Award represents a one-time, discretionary award and shall not in any way be considered as part of Participant’s employment compensation, wages, entitlements, or any other similar compensation or benefits plan or scheme. Eligibility for awards under the Plan are determined by the Administrator in its sole discretion and eligibility for, or receipt of, an award in a certain fiscal year does not imply or guarantee entitlement to an award in any future fiscal years.

8.    Binding Effect. Subject to the limitations set forth in this Award Agreement, the Plan and the LLC Agreement (including, without limitation, limitations on transfer), this Award Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

9.    Taxes.

(a)    Election under Section 83(b). Participant shall execute and deliver to the Company, with his or her executed Award Agreement, a copy of the Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit A.

(b)    Withholding. The Administrator will make such provision for the withholding of taxes as it deems necessary under applicable law. Except to the extent the Administrator permits Participant to pay by other means, Participant shall remit cash in an amount sufficient to satisfy such taxes.

10.    Data Privacy. The Company and Participant’s employer hereby notify Participant of the following in relation to Participant’s personal data and the collection, processing and transfer of such data in relation to this Award and Participant’s participation in the Plan:

(a)    the collection, processing and transfer of Participant’s personal data is necessary for the Company’s administration of the Plan and Participant’s participation in the Plan, and Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect Participant’s ability to participate in the Plan. As such, Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(b)    The Company and Participant’s employer hold certain personal information about Participant, including (but not limited to) Participant’s name, home address and telephone number, date of birth, social security number or other employee identification

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number, salary, nationality, job title, any equity interests or directorships held in the Company, details of all equity awards or any other entitlement to equity awarded, canceled, purchased, vested, exercised, unvested or outstanding in Participant’s favor for the purpose of managing and administering the Plan (collectively, the “Data”). The Data may be provided by Participant or collected, where lawful, from third parties, and the Company and Participant’s employer will process the Data for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Processing of the Data will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in Participant’s country of residence. Data processing operations will be performed in a manner that minimizes the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for Participant’s participation in the Plan.

(c)    The Company and Participant’s employer will transfer Data as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and the Company and/or Participant’s employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. Participant hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of equity interests on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any equity interest acquired pursuant to the Plan, subject to the limitations set forth in the Plan, the LLC Agreement and this Award Agreement. Participant may, at any time, exercise Participant’s rights provided under applicable personal data protection laws (if any), which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and Participant’s participation in the Plan. Participant may seek to exercise these rights by contacting Participant’s local human resources manager.

11.    Survival of Representations and Warranties and Restrictive Covenants. The representations, warranties and covenants contained in Section 7 hereof shall survive until Participant and his or her Permitted Transferees no longer hold any of the Management Incentive Units issued hereunder. The restrictive covenants contained herein and the remedies for violation of such restrictive covenants contained in Section 6 hereof shall survive the termination of this Award Agreement and shall only expire, if at all, pursuant to their terms or as otherwise agreed in a signed writing by the parties hereto.

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12.    Unit Certificate Restrictive Legends. The certificates evidencing any Management Incentive Units that are certificated may bear such restrictive legends as the Company and/or the Company’ counsel may deem necessary or advisable under applicable law or pursuant to this Award Agreement to evidence the restrictions applicable to such Management Incentive Units.

13.    Notices. All notices required or permitted hereunder shall be in writing deemed effectively given when delivered in person or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Award Agreement, or at such other address or addresses as either party shall designate to the other in writing.

14.    Successors and Assigns. The rights, duties, and obligations under this Award Agreement and the Plan may not be assigned by Participant or the Company, except that this Award Agreement shall be assignable by the Company to any successor entity, including an entity acquiring all, or substantially all, of the assets of the Company. The provisions of this Award Agreement shall be binding on any such assignee.

15.    Entire Agreement; Amendments. This Award Agreement, the Plan, and the LLC Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, any offer letter or other document or communication to the extent related to any long-term incentive awards of the Company or its Affiliates or the terms thereof. There are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for. This Award Agreement may be amended only in accordance with Section 10 of the Plan.

16.    Waivers. The failure of a party to insist upon strict performance of any provision of this Award Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future. In the event of any ambiguity in this Award Agreement or any matters as to which this Award Agreement is silent, the Plan will govern.

17.    Invalidity. In the event that any one or more of the provisions of this Award Agreement or any word, phrase, clause, sentence, or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Award Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

18.    Number; Titles. As used in this Award Agreement, the singular form shall include, if appropriate, the plural. The headings used in this Award Agreement are solely for the convenience and reference of the parties and are not intended to be descriptive of the entire contents of any paragraph and shall not limit or otherwise affect any of the terms, provisions, or construction thereof.

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19.    Governing Law. The validity, construction and effect of this Award Agreement, and of any determinations or decisions made by the Administrator relating to this Award Agreement, and the rights of any and all Persons having, or claiming to have, any interest under this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Any suit with respect to this Award Agreement will be brought in the federal or state courts in the districts which include the State of Delaware, and Participant agrees and submits to the personal jurisdiction and venue thereof.

20.    Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronic means (including “pdf”), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

21.    Accession to LLC Agreement. By execution of this Award Agreement, Participant hereby agrees, in respect of the Management Incentive Units awarded to him or her under this Award Agreement, to be bound by the terms of the LLC Agreement as a Member, and such terms are hereby incorporated by reference as if set out herein in full, except as provided herein. For the avoidance of doubt, this Section 21 shall survive the termination of this Award Agreement.

22.    Power of Attorney. Participant hereby irrevocably constitutes and appoints the Administrator (or its designee) with full power of substitution, acting jointly or severally, as his or her attorney-in-fact and agent to sign, execute and deliver, in Participant’s name and on his or her behalf, all or any such agreement, deeds, instruments, documents and/or any counterpart thereof or certificates or to take any such action as it deems necessary from time to time or as is required under any applicable law to admit Participant as a Member of the Company or to conduct the business of the Company, including (without limitation) the power and authority to sign, execute and deliver (or attach signature pages to) (i) the LLC Agreement, (ii) any amendment to the LLC Agreement adopted in accordance with its terms, (iii) any agreements, deeds, instruments or documents reasonably necessary to satisfy Participant’s obligations under Section 13 of the LLC Agreement, or (iv) such documents as the Administrator deems necessary in good faith to effectuate the customary lock-up following a Public Offering as set forth in Section 11.1(e) of the LLC Agreement. This power of attorney is given to secure the obligations of Participant hereunder and deemed coupled with an interest of the Administrator and is irrevocable.

23.    Further Representations and Acknowledgements of Participant.

(a)    Participant hereby represents that he or she has read the Plan and is familiar with the Plan’s terms. Participant hereby acknowledges that he or she has carefully read this Award Agreement and agrees, on behalf of himself or herself and on behalf of his/her beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein and that this Award and Management Incentive Units are subject to all of the terms and provisions of this Award Agreement and of the Plan, as the Plan may be amended in

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accordance with its respective terms. In the event of any conflict between the terms of this Award Agreement and the Plan, the Plan shall control.

(b)    Participant acknowledges that nothing in this Award Agreement (including exhibits hereto) alters the nature of employment with Company or any Affiliate of the Company. Participant acknowledges having been afforded a reasonable opportunity to consult with financial or legal advisors regarding the consequences of Participant’s acceptance of the grant on the terms and conditions set forth in this Award Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement on the day and year first above written.

Foundation Technology Worldwide LLC a Delaware limited liability company

By:

Name: [ ]
Title: [ ]

Address:

Foundation Technology Worldwide LLC Corporate Headquarters
[ ]
Attention: General Counsel

With copies (not constituting notice) to:

[ ]

and

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Alfred Rose and Michael Roh
Email: alfred.rose@ropesgray.com and
michael.roh@ropesgray.com

[Management Incentive Unit Agreement of Foundation Technology Worldwide LLC Company Signature Page]

Participant:

(Sign Name)

Name: [ ]

Address: The most recent address reflected in the
Company’s records

[Management Incentive Unit Agreement of Foundation Technology Worldwide LLC Participant Signature Page]

Schedule A

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is made and entered into as of [            ] by and between Foundation Technology Worldwide LLC (the “Company”) on its own behalf and on behalf of its Affiliates (defined below), as may exist from time to time, and [            ] (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in Participant’s Award Agreement.

1.

Mutual Agreement. Participant acknowledges the importance to the Company and its Affiliates of protecting their Confidential Information and other legitimate business interests, including the valuable trade secrets and good will that they have developed or acquired. In consideration of Participant’s Employment, Participant’s Award and other good and valuable consideration, the receipt and sufficiency of which Participant hereby acknowledges, Participant agrees that the following restrictions on Participant’s activities during and after Employment are reasonable and necessary to protect the legitimate interests of the Company.

2.	Confidentiality.

2.1.

Participant agrees that all Confidential Information which Participant creates or to which Participant has access as a result of Participant’s Employment and other associations with the Company or any of its Affiliates is and will remain the sole and exclusive property of the Company and its Affiliates. Participant agrees that, except as required for the proper performance of Participant’s regular duties for the Company, as expressly authorized in writing in advance by a duly authorized officer of the Company, or as required by applicable law, Participant will never, directly or indirectly, use or disclose any Confidential Information. Participant understands and agrees that this restriction will continue to apply after the termination of Participant’s Employment for any reason. For the avoidance of doubt, nothing in this Agreement limits, restricts or in any other way affects Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding. Notwithstanding this immunity from liability, Participant may be held liable if Participant unlawfully access trade secrets by unauthorized means.

2.2.

Participant agrees that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Participant, will be the sole and exclusive property of the Company. Participant agrees to safeguard all Documents and to surrender to the Company, at the time Participant’s Employment terminates or at such earlier time or times as an authorized officer of the Company may specify, all Documents then in Participant’s possession or control. Participant also agrees to disclose to the Company, at the time Participant’s Employment terminates or at such earlier time or times as an authorized officer of the Company may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which Participant has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

3.

Assignment of Intellectual Property Rights. Participant agrees to promptly and fully disclose all Intellectual Property to the Company. Participant hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) Participant’s full right, title and interest in and to all Intellectual Property. Participant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. Participant will not charge the Company for time spent in complying with these obligations. All copyrightable works that Participant creates during Employment with the Company will be considered “work made for hire” and will, upon creation, be owned exclusively by the Company.

4.	Restricted Activities.

4.1.

While Participant is employed by the Company and during the eighteen (18)-month period immediately following the date of termination of Participant’s Employment (the “Restricted Period”), Participant agrees to not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in the Business in any geographic area in which the Company or any of its Affiliates engage in the Business or are actively planning to engage in the Business during Participant’s Employment or, with respect to the portion of the Restricted Period that follows termination of Participant’s Employment, at the time of such termination (the “Restricted Area”), or undertake any planning to do any of the foregoing anywhere in the Restricted Area. Specifically, but without limiting the foregoing, during the Restricted Period, Participant agrees not to work or provide services, in any capacity, anywhere in the Restricted Area, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged in the Business; provided that notwithstanding the foregoing, that for purposes of this Agreement, Participant may engage in (i) owning, directly or indirectly, solely as an investment, up to five percent (5%) of any class of securities of any company (whether public or private) that is competitive or substantially similar to the Business; (ii) owning a passive equity interest in a private debt or equity investment fund in which Participant does not have the ability to control or exercise any managerial influence over such fund; or (iii) any activity consented to in advance in writing by the Company.

4.2.

During the Restricted Period, Participant agrees to not, directly or indirectly, (a) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its Affiliates to terminate or diminish its relationship with any of them; or (b) seek to persuade any customer, such vendor, supplier or other business partner, or any prospective customer, vendor, supplier or other business partner of the Company or any of its Affiliates, to conduct with anyone else any business or activity which such customer, vendor, supplier or other business partner conducts, or such prospective customer, vendor, supplier or other business partner could conduct, with the Company or any of its Affiliates; provided that these restrictions will apply (y) only with respect to those Persons who are or have been a business partner of the Company or any of its Affiliates at any time within the six (6)-month period immediately preceding the activity restricted by this Section 4.2 or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents within such six (6)-month period, other than by form letter, blanket mailing or published advertisement, and (z) only if Participant has performed work for such Person during Participant’s Employment or been introduced to, or otherwise had contact with, such Person as a result of Participant’s Employment or other associations with the Company or any of its Affiliates or has had access to Confidential Information which would assist in Participant’s solicitation of such Person.

4.3.

During the Restricted Period, Participant agrees to not, and to not assist any other Person to, directly or indirectly, (a) hire or engage, or solicit for hiring or engagement, any employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with any of them. For purposes of this Agreement, (i) an “employee” or an “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 4.3 and (ii) an “independent contractor” means only a natural person independent contractor or an entity independent contractor controlled by a natural person providing services to the Company or any of its Affiliates. Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees or independent contractors of the Company shall not be considered solicitation.

5.

Nondisparagement. Subject to the third to last sentence of Section 2.1 of this Agreement, Participant agrees that he or she will not disparage or criticize the Company, its Affiliates, their business, their management or their products or services, and that Participant will not otherwise do or say anything that could materially disrupt the good morale of employees of the Company or any of its Affiliates or could materially harm the interests or reputation of the Company or any of its Affiliates.

6.	Enforcement of Covenants.

6.1.

In signing this Agreement, Participant gives the Company assurance that Participant has carefully read and considered all of the restraints hereunder, has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and has signed this Agreement knowingly and voluntarily. Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and are reasonable in respect to subject matter, length of time and geographic area. Participant further agrees that, were Participant to breach any of the covenants contained herein, the damage to the Company and its Affiliates would be irreparable. Participant therefore agrees that the Company, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Participant of any such covenants, without having to post bond, together, to the extent the Company prevails in securing any such relief, with an award of its reasonable attorneys’ fees incurred in enforcing its rights hereunder.

6.2.

So that the Company may enjoy the full benefit of the covenants contained in Section 4 above, Participant agrees that the Restricted Period will be tolled, and will not run, during the period of any breach by Participant of such covenants. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Participant agrees that each of the Company’s Affiliates will have the right to enforce Participant’s obligations to that Affiliate under this Agreement. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of Participant’s Employment or other relationship with the Company or any of its Affiliates, will operate to excuse Participant from the performance of Participant’s obligations under this Agreement.

7.	Definitions. For purposes of this Agreement, the following definitions apply:

“Affiliates” has the meaning set forth in the Plan, provided that for purposes of Section 4 above, the term “Affiliate” shall exclude the TPG Investor, Intel, the Intel Investors (each as defined in the LLC Agreement) and all Affiliates of such entities other than the Company, its subsidiaries and any brother/sister entities acting in concert with the business or planning of the Company and its subsidiaries.

“Business” means (i) the business of security solutions related to computers, mobile devices, and networks, providing internet security products and services and/or (ii) any other business that the Company or any of its Affiliates is engaged in or is actively planning to be engaged in, during Participant’s Employment or, with respect to the portion of the Restricted Period that follows termination of Participant’s Employment, at the time of such termination.

“Confidential Information” means any and all information of the Company or any Affiliate of the Company which is not generally known by the public, including without limitation information about the customers, business connections, customer lists, procedures, operations, trade secrets, techniques and other aspects of and information about the business of the Company or any Affiliate of the Company, unless and to the extent that any such information (i) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions, or (ii) was properly known to Participant, without restriction, prior to disclosure by the Company.

“Intellectual Property” means inventions, discoveries, developments, improvements, methods, processes, procedures, plans, projects, systems, techniques, strategies, information, compositions, works, concepts and ideas, or modifications or derivatives of any of the foregoing (whether or not patentable or copyrightable or constituting trade secrets) (collectively, “Inventions”) conceived, made, created, developed or reduced to practice by Participant (whether alone or with others, whether or not during normal business hours or on or off Company premises) during Participant’s Employment that relate either to the business of the Company or any of its Affiliates or to any prospective activity of the Company or any of its Affiliates or that result from any work performed by Participant for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

8.

Compliance with Other Agreements and Obligations. Participant represents and warrants that Participant’s Employment with the Company and the execution and performance of this Agreement will not breach or be in conflict with any other agreement to which Participant is a party or is bound, and that Participant is not now subject to any covenants against competition or similar covenants or other obligations to third parties or to any court order, judgment or decree that would affect the performance of Participant’s obligations hereunder or Participant’s duties and responsibilities to the Company. Participant will not disclose to or use on behalf of the Company or an Affiliate, or induce the Company or any of its Affiliates to possess or use, any confidential or proprietary information of any previous employer or other third party without that party’s consent.

9.

Entire Agreement; Severability; Modification. This Agreement sets forth the entire agreement between Participant and the Company, and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede any effective assignment of any invention or other intellectual property to the Company or any of its Affiliates and shall not constitute a waiver by the Company or any of its Affiliates of any right that any of them now has or may now have under any agreement imposing obligations on Participant with respect to confidentiality, non-competition, non-solicitation of employees, independent contractors or like obligations. The provisions of this Agreement are severable. This Agreement may not be modified or amended, and no breach will be deemed to be waived, unless agreed to in writing by Participant and an expressly authorized officer of the Company. Provisions of this Agreement will survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions, including, without limitation, Sections 2-7.

10.

Assignment. The Company may assign its rights and obligations under this Agreement without Participant’s consent to any of its Affiliates or to any Person with whom the Company will hereafter effect a reorganization, consolidate or merge, or to whom the Company will hereafter transfer all or substantially all of its properties or assets. This Agreement will inure to the benefit of and be binding upon Participant and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.

11.

At-Will Employment. Participant acknowledges that this Agreement is not meant to constitute a contract of employment for a specific duration or term, and that Participant’s employment with the Company is at-will. The Company and Participant will each retain the right to terminate Participant’s employment at any time, with or without notice or cause.

12.

Choice of Law. This is a Delaware contract and will be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws principles that could result in the application of the laws of another jurisdiction. Participant agrees to submit to the exclusive jurisdiction of the courts of and in the State of Delaware in connection with any dispute arising out of this Agreement.

Intending to be legally bound hereby, the parties have signed this Agreement as of the day and year written above.

Company:	FOUNDATION TECHNOLOGY WORLDWIDE LLC

By:
	Name:	[ ]
	Title:	[ ]

[Company Signature Page to Restrictive Covenant Agreement]

Participant:
	Name:	[ ]

[Participant Signature Page to Restrictive Covenant Agreement]